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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 13, 2009

TREMISIS ENERGY ACQUISITION CORPORATION II
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33814	30-0485452
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2925 Briarpark, Suite 150-A Houston, Texas	77042
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (713) 954-3665

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

On March 13, 2009, Tremisis Energy Acquisition Corporation II (“Company”) entered into an agreement (“Agreement”) with the Company’s stockholders prior to its initial public offering (“Initial Stockholders”) and SoftForum Co., Ltd. and Mr. Sang-Chul Kim (collectively, the “Investors”).  Pursuant to the Agreement, (i) each of Lawrence S. Coben, Stephen N. Casati, Jon Schotz and Charles A. Norris resigned from his position as officer and/or director of the Company, (ii) Ronald D. Ormand, the Company’s president, chief financial officer and director, resigned from his position as president and was appointed as co-chief executive officer of the Company and will serve in such capacity, as well as in his existing capacity as chief financial officer and director, until the Company files its Annual Report on Form 10-K for the fiscal year ended December 31, 2008 at which time he will resign from all of his positions except as a member of the Board of Directors and (iii) Mr. Kim was appointed as chairman of the board and co-chief executive officer and each of Seung Jung Ro, Jhong Won Kim and David Jin Yoo was appointed as a member of the Board of Directors.  Additionally, Yeon-su Kim was appointed as secretary and will be appointed as chief financial officer upon Mr. Ormand’s resignation of such position.

In addition to their resignations from the Board of Directors, Messrs. Casati, Schotz and Norris resigned from the Company’s Audit Committee and Messrs. Schotz and Norris resigned from the Company’s Nominating Committee. Messrs. Ro, Yoo and Jhong Won Kim were appointed to the Audit Committee to replace the resigning members, with Mr. Ro acting as Chairman of the Committee.  The Board has determined that Messrs. Ro, Yoo and Jhong Won Kim are “independent directors” within the meaning of Section 803(A) of the NYSE Alternext Company Guide and Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended. In addition, the Board has determined that Messrs. Yoo and Jhong Won Kim each satisfy the definition of financial sophistication and also qualify as an “audit committee financial expert,” as defined under the SEC’s rules and regulations.

Sang-Chul Kim, 55 years old, has served as the chief executive officer of Dawin Technology, Inc., an ASIC/SoC design and services company that has a strategic partnership with Samsung Electronics Co., Ltd. since May 2008. Mr. Kim has also served as the chairman of the boards of directors of both SF Investment Co., Ltd., an investment company and SoftForum Co., Ltd., a web and desktop security software company and systems producer, since June 2005. From June 2004 to May 2005, he was the chairman of the boards of directors of WIZIT Co., Ltd., a metering hardware, semiconductor and LCD components manufacturer, and DureCom Co., Ltd., a plastic molding/injection manufacturer, the latter of which merged with SoftForum Co., Ltd. in 2005. Mr. Kim served as the president and chief executive officer of Kumho Metertech, Inc., which he founded, from February 1997 to January 2004. In June 2008, Mr. Kim was elected as the vice chairman of the Korea CEO Association (KCEOA). Mr. Kim received his Bachelor of Arts in Political Science from Dankook University.

Jhong Won Kim, 65 years old, served as a director and the chief financial officer of the Korea Railroad Construction Authority (a rail investment company established by the Korean Government to build, develop and manage railways) from January 2004 until January 2007, where he advised the Finance department on matters including financing, strategy and financial planning, and risk management. From November 2005 until December 2006, Mr. Kim served as a director and a member of the management advisory committee of Korea NICE e-banking Services, Co., Ltd. (a subsidiary of the National Information & Credit Evaluation Inc.), a company that operates and manages ATMs in banks, security and insurance companies, investment trusts and other related financial institutions. From October 2002 to January 2006, Mr. Kim was an executive director of the Friendship Society of the Ministry of Finance and Economy. He also served from January 2001 to January 2002, as vice president of Yushin Corporation, a civil infrastructure company, and from January 2000 until January 2001, Mr. Kim served on the board of Rotem Co. (now known as Hyundai Rotem, and member of the Hyundai Motor Group). Mr. Kim received his Bachelor of Arts in Economics from Yonsei University and his Master of Arts in Development Economics from Boston University.

David Jin Yoo, 35 years old, has served as the managing director of Hyundai LCD USA, Inc., an LCD manufacturer, since November 2008.  From September 2004 to November 2008, Mr. Yoo served as a vice president of the corporate finance group at EarlyBirdCapital, Inc., an investment banking firm. From May 2004 to September 2004, he worked as an associate at Ardour Capital Partners, LLC, another investment banking firm. Mr. Yoo also served as a senior associate from May 2003 to September 2003 at KPMG International Financial Advisory Services Inc., a corporate finance firm. He was manager and assistant to the Chairman at The Doosan Group from May 1994 to August 2002. Mr. Yoo earned his Bachelor of Arts at University of California at Berkeley and his Master of Business Administration from Leonard N. Stern School of Business at New York University.

Seung Jung Ro, 44 years old, has been the chief executive officer of Mermax Co., Ltd., a semiconductor manufacturer, since August 2008. From January 2006 to August 2008, Mr. Ro served as the chief executive officer of DureCom Co., Ltd.  Mr. Ro also served as the chief executive officer of DureTech Inc., a semiconductor and LCD components manufacturer, from March 2000 to December 2005. From July 1999 to February 2000, Mr. Ro served as a director for KoreaSambo Inc., a gas metering manufacturer.  From February 1997 to June 1999, Mr. Ro also served as manager of the administration department for Kumho Metertech, Inc., a metering business administration firm.  Mr. Ro earned his Bachelor of Science from Chungbuk National University.

Yeon-su Kim, 25 years old, has served as the chief executive officer and a director of Han Wool S&C. Co., Ltd., an investment firm, since April 2008. Since March 2007, Ms. Kim has served as an adviser for SF Investment Co., Ltd. Ms. Kim has also served as head of the foreign business division for WIZIT Co., Ltd., since January 2007. Ms. Kim earned her Bachelor of Arts from Boston University, School of Management and a Bachelor of Commerce from Auckland University. Ms. Kim is the daughter of Sang-Chul Kim.

Neither Mr. Kim nor Ms. Kim has entered into an employment agreement with the Company and will not receive any cash or other compensation from the Company for services rendered to the Company until following the Company’s consummation of a business combination.

Pursuant to the Agreement, the Initial Stockholders have the option to sell to the Investors, and the Investors have the option to purchase from the Initial Stockholders, warrants to purchase 2,650,000 shares of the Company’s common stock (“Insider Warrants”) upon the earliest of (i) the Company's consummation of a business combination, (ii) the Company's liquidation of its trust account and (iii) December 31, 2009.  The purchase price for the Insider Warrants is $2,100,000.  The Initial Stockholders originally paid $2,650,000 for the Insider Warrants.

Pursuant to the Agreement and as part of the same transaction, the Initial Stockholders also agreed to transfer an aggregate of 2,333,168 shares of the Company’s common stock to the Investors, for no additional consideration, upon consummation of a business combination.  The Initial Stockholders will continue to hold an aggregate of 100,000 shares of the Company’s common stock following the transfer.  If transferred, such shares will remain in escrow until one year after consummation of such business combination in accordance with the terms of the escrow agreement that was entered into by the Initial Stockholders in connection with the Company’s initial public offering.  Additionally, the Investors will be granted the same registration rights that the Initial Stockholders were granted with respect to the Insider Warrants and shares they may receive as a result of the transactions.

In connection with the Company’s initial public offering, Messrs. Coben and Ormand had personally agreed that if the Company liquidated prior to the consummation of a business combination, they would be personally liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by the Company for services rendered or contracted for or products sold to the Company in excess of the net proceeds of the initial public offering not held in the trust account or previously released to the Company.  Additionally, if the Company is forced to liquidate and does not have sufficient funds to pay the cost of liquidation, Messrs. Coben and Ormand had agreed to advance the Company the funds necessary to complete such liquidation and agreed not to seek repayment for such expenses.  As part of the above-referenced resignations and appointments, Mr. Kim and SoftForum Co., Ltd. have agreed to be responsible for such obligations and Messrs. Coben and Ormand have been released from such obligations.

The summary of the foregoing transactions are qualified in their entirety by reference to the text of the agreements, which are attached as exhibits hereto and are incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 1.01 above is incorporated by reference herein.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits:

Exhibit	Description

10.1
Agreement by and among the Company, Lawrence S. Coben, Ronald D. Ormand, Jon Schotz, Charles A. Norris, Stephen N. Casati, Bill Goldstein, Dean Vanech, Olympus Capital Investment, LLC, Jerry Doren, Owen Coleman, Bill Armstrong, Trevor Wilson, Brian McInerney, Richard Kassar, David Levine, Jim Land, David A. Preiser, Gary C. Evans and Jonathan Jacobs, SoftForum Co., Ltd. and Sang-Chul Kim.

10.2
Escrow Agreement by and among the Company, Lawrence S. Coben, Ronald D. Ormand, Jon Schotz, Charles A. Norris, Stephen N. Casati, Bill Goldstein, Olympus Capital Investment, LLC, Jerry Doren, Owen Coleman, Bill Armstrong, Trevor Wilson, Brian McInerney, Richard Kassar, David Levine, Jim Land, David A. Preiser, Gary C. Evans and Jonathan Jacobs, SoftForum Co., Ltd. and Sang-Chul Kim.

10.3	Letter amendment to Escrow Agreement.

10.4	Letter amendment to Registration Rights Agreement.

10.5	Insider letter of SoftForum Co., Ltd.

10.6	Insider letter of Sang-Chul Kim.

10.7	Insider letter of Seung Jung Ro.

10.8	Insider letter of Jhong Won Kim.

10.9	Insider letter of David Jin Yoo.

10.10	Insider letter of Yeon-su Kim.

10.11	Amendment to insider letter of each of Lawrence S. Coben and Ronald D. Ormand.

10.12	Amendment to insider letter of each of Jon Schotz, Charles A. Norris and Stephen A. Casati.

99.1	Press release dated March 13, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2009

TREMISIS ENERGY ACQUISITION CORPORATION II

By:	/s/ Ronald D. Ormand
Name: Ronald D. Ormand
Title: Co-Chief Executive Officer